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                                                                   Exhibit 10.14

                           LOAN AND SECURITY AGREEMENT

                            DATED AS OF JUNE 27, 2002

                                     BETWEEN

                      GE CAPITAL COMMERCIAL SERVICES, INC.,

                                    AS LENDER

                                       AND

                                THE 3DO COMPANY,

                                   AS BORROWER

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                                TABLE OF CONTENTS

                                                                                         Page(s)
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
1.   AMOUNT AND TERMS OF CREDIT ...........................................................    1
     1.1   Revolving Credit Loan ..........................................................    1
           (a)      Revolving Credit Advances .............................................    1
           (b)      Adjustments to Maximum Amount .........................................    1
     1.2   Borrowing Procedures ...........................................................    1
           (a)      Borrowing Base ........................................................    2
           (b)      Term and Prepayment ...................................................    2
           (c)      Over Advance ..........................................................    2
           (d)      Prepayment ............................................................    2
           (e)      Use of Proceeds .......................................................    2
           (f)      Reserves ..............................................................    2
     1.3   Single Loan ....................................................................    3
     1.4   Interest .......................................................................    3
           (a)      Revolving Credit Rate .................................................    3
           (b)      Payment of Interest ...................................................    3
           (c)      Default Interest Rate .................................................    3
     1.5   Cash Management System .........................................................    3
     1.6   Fees ...........................................................................    3
     1.7   Receipt of Payments ............................................................    3
     1.8   Application and Allocation of Payments .........................................    4
     1.9   Accounting .....................................................................    4
     1.10  Indemnity ......................................................................    5
     1.11  Borrowing Base; Reserves .......................................................    5
     1.12  Accounts Management Services ...................................................    5

2.   CONDITIONS PRECEDENT .................................................................    5
     2.1   Conditions to the Initial Loans ................................................    5
     2.2   Further Conditions to the Loans ................................................    7

3.   REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS ................................    8
     3.1   Corporate Existence; Compliance with Law .......................................    8
     3.2   Executive Offices; Corporate or Other Names ....................................    8
     3.3   Corporate Power; Authorization; Enforceable Obligations ........................    8
     3.4   Financial Statements and Projections; Books and Records ........................    9
     3.5   Material Adverse Change ........................................................    9
     3.6   Real Estate; Property ..........................................................    9
     3.7   Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness ......   10
     3.8   Government Regulation; Margin Regulations ......................................   10
     3.9   Taxes; Charges .................................................................   10
     3.10  Payment of Obligations .........................................................   11
     3.11  ERISA ..........................................................................   11

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
     3.12     Litigation ...............................................   11
     3.13     Intellectual Property ....................................   11
     3.14     Full Disclosure ..........................................   12
     3.15     Hazardous Materials ......................................   12
     3.16     Insurance ................................................   12
     3.17     Deposit and Disbursement Accounts ........................   13
     3.18     Accounts .................................................   13
     3.19     Conduct of Business ......................................   13
     3.20     Further Assurances .......................................   13

4.   FINANCIAL MATTERS; REPORTS ........................................   14
     4.1      Reports and Notices ......................................   14
     4.2      Financial Covenants ......................................   15
     4.3      Other Reports and Information ............................   15

5.   NEGATIVE COVENANTS ................................................   15

6.   SECURITY INTEREST .................................................   17
     6.1      Grant of Security Interest ...............................   17
     6.2      Lender's Rights ..........................................   18
     6.3      Lender's Appointment as Attorney-in-fact .................   19

7.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES ............................   19
     7.1      Events of Default ........................................   19
     7.2      Remedies .................................................   22
     7.3      Waivers by Credit Parties ................................   23
     7.4      Proceeds .................................................   23

8.   SUCCESSORS AND ASSIGNS ............................................   23

9.   MISCELLANEOUS .....................................................   24
     9.1      Complete Agreement; Modification of Agreement ............   24
     9.2      Expenses .................................................   24
     9.3      No Waiver ................................................   24
     9.4      Severability; Section Titles .............................   25
     9.5      Authorized Signature .....................................   25
     9.6      Notices ..................................................   25
     9.7      Counterparts .............................................   26
     9.8      Time of the Essence ......................................   26
     9.9      GOVERNING LAW ............................................   26
     9.10     SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL .........   26
     9.11     Press Releases ...........................................   27
     9.12     Reinstatement ............................................   27


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                         INDEX OF EXHIBITS AND SCHEDULES

Schedule A   -       Definitions
Schedule B   -       Lender's and Borrower's Addresses for Notices
Schedule C   -       Cash Management System
Schedule D   -       Fees
Schedule E   -       Schedule of Documents
Schedule F   -       Accounts Management Services
Schedule G   -       Financial Covenants

Disclosure Schedule  (3.2)     -    Places of Business; Corporate Names
Disclosure Schedule  (3.6)     -    Real Estate
Disclosure Schedule  (3.7)     -    Stock; Affiliates
Disclosure Schedule  (3.9)     -    Taxes
Disclosure Schedule  (3.11)    -    ERISA
Disclosure Schedule  (3.12)    -    Litigation
Disclosure Schedule  (3.13)    -    Intellectual Property
Disclosure Schedule  (3.15)    -    Environmental Matters
Disclosure Schedule  (3.16)    -    Insurance
Disclosure Schedule  (3.18)    -    Contracts (Offset Risk)
Disclosure Schedule  (5(b))    -    Indebtedness
Disclosure Schedule  (5(e))    -    Liens
Disclosure Schedule  (6.1)     -    Actions to Perfect Liens

Exhibit A    -       Form of Notice of Revolving Credit Advance
Exhibit B    -       Other Reports and Information
Exhibit D    -       Form of Accounts Payable Analysis
Exhibit E    -       Form of Accounts Receivable Rollforward Analysis
Exhibit F    -       [Intentionally Omitted]
Exhibit G    -       Form of Secretarial Certificate
Exhibit H    -       Form of Power of Attorney
Exhibit I    -       Form of Certificate of Compliance
Exhibit J    -       [Intentionally Omitted]
Exhibit K    -       Form of Landlord's Waiver and Consent
Exhibit L    -       Form of Guarantee
Exhibit M    -       Form of Opinion of Counsel to Borrower
Exhibit N    -       Form of U.C.C. Schedule
Exhibit O    -       Form of Payment of Proceeds Letter

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                                                                     GE Capital

              TRANSACTION SUMMARY AS OF THE DATE OF THIS AGREEMENT

REVOLVING CREDIT LOAN

    Maximum Amount:      $15,000,000, with seasonal sublimits.

    Term:                2 years.

    Interest Rate:       The Index Rate plus 0.75%.

    Borrowing Base:      shall mean at any time an amount equal to fifty percent
                         (50%) of the value (as determined by Lender) of Borrower's Eligible Accounts. Lender may, in its sole discretion, decrease the ratio of its advances against Eligible Accounts if Dilution exceeds 35%, and any such decrease shall become effective immediately for purposes of calculating new advances hereunder.

    Commitment Fee:      $50,000, of which $25,000 was paid on May 17, 2002,
                         and the balance is due on August 15, 2002

    Service Fee:         0.45% of the gross amount of Accounts assigned to
                         Lender.

    Minimum Annual

    Service Fee:         $300,000.

    Set Up Fee:          $2,500.

    Prepayment Fee:      $300,000 in year one, less the amount of Service Fees
                         collected; $300,000 in year two, less the amount of Service Fees collected in year two, and at all times thereafter.

The Revolving Credit Advances described generally here are established and governed by the terms and conditions set forth below in this Agreement and the other Loan Documents, and if there is any conflict between this general description and the express terms and conditions below or elsewhere in the Loan Documents, such other express terms and conditions shall control.


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     This LOAN AND SECURITY AGREEMENT is dated as of June 27, 2002, and agreed to by and between THE 3DO COMPANY, a California corporation ("Borrower"), any other Credit Party executing this Agreement, and GE CAPITAL COMMERCIAL SERVICES, INC., a North Carolina corporation ("Lender").

                                    RECITALS

     A. Borrower desires to obtain Revolving Credit Advances and other financial accommodations from Lender and Lender is willing to provide Revolving Credit Advances and accommodations all in accordance with the terms of this Agreement.

     B. Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All schedules, attachments, addenda and exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

     1.  AMOUNT AND TERMS OF CREDIT

         1.1  Revolving Credit Loan.

              (a) Revolving Credit Advances. Subject to the terms and conditions of this Agreement, from the Closing Date and until the Revolving Credit Loan Termination Date, upon the request of Borrower, Lender shall make advances (each, a "Revolving Credit Advance") to Borrower in an aggregate amount outstanding at any time not to exceed the Borrowing Availability at such time. The Revolving Credit Advances shall be repayable in accordance with the terms of this Agreement.

              (b) Adjustments to Maximum Amount. Seasonal increases in the Maximum Amount shall not be made if, any of the following exist as of the date the schedule increase (i) Dilution, as measured on the date of the scheduled increase in the Maximum Amount, exceeds 35%, (ii) Borrower does not receive a required equity investment as set forth in Schedule G, (iii) there is a Material Adverse Effect, or (iv) a Default has occurred and is continuing.

         1.2 Borrowing Procedures. Borrower shall request each Revolving Credit Advance by written notice to Lender substantially in the form of Exhibit A (each a "Notice of Revolving Credit Advance") given no later than 10:00 am (pacific time) on the Business Day of the proposed advance. A Notice of Revolving Credit Advance received by Lender after 10:00 am (pacific time) shall be deemed to have been received by Lender on the next Business Day. Lender shall be fully protected under this Agreement in relying upon, and shall be entitled to rely upon, (i) any Notice of Revolving Credit Advance believed by Lender to be genuine, and (ii) the assumption that the Persons making electronic requests or executing and delivering a Notice of

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Revolving Credit Advance were duly authorized, unless the responsible individual acting thereon for Lender shall have actual knowledge to the contrary. As an accommodation to Borrower, Lender may permit telephonic, electronic or facsimile requests for a Revolving Credit Advance and electronic or facsimile transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic, facsimile or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it.

              (a) Borrowing Base. In making any Revolving Credit Advance hereunder Lender shall be entitled to rely upon information available to Lender.

              (b) Term and Prepayment. (i) Upon the Revolving Credit Loan Termination Date the obligation of Lender to consider Borrower's requests for Revolving Credit Advances and other credit hereunder shall immediately terminate and Borrower shall pay to Lender in full, in cash: (i) all outstanding Revolving Credit Advances and all accrued but unpaid interest thereon; and (ii) all other non-contingent Obligations due to or incurred by Lender.

              (c) Over Advance. If the Revolving Credit Loan shall at any time exceed the Borrowing Availability, then Borrower shall repay the Revolving Credit Loan in the amount of such excess within two Business Days following notice from Lender.

              (d) Prepayment. Borrower shall have the right, at any time upon 60 days prior written notice to Lender to (i) terminate voluntarily Borrower's right to borrow any moneys or obtain other credit extensions or financial accommodations from Lender under this Agreement, and (ii) prepay all of the Obligations. The effective date of termination of the Revolving Credit Loan specified in such notice shall be the Revolving Credit Loan Termination Date. If Borrower exercises its right of termination and prepayment, or if Borrower's right to borrow any moneys or obtain other credit extensions or financial accommodations from Lender under this Agreement is terminated prior to the Stated Expiry Date then in effect as a result of the occurrence of an Event of Default, Borrower shall pay to Lender the applicable Prepayment Fee.

              (e) Use of Proceeds. Borrower shall use the proceeds of the Revolving Credit Advances for working capital and other general corporate purposes.

              (f) Reserves. Anything to the contrary in this Agreement notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters that indicate a decline in the video game industry or the likelihood of a possible Material Adverse Effect, as Lender in its reasonable discretion shall deem necessary or appropriate, against the Borrowing Base and Maximum Amount, including reserves with respect to (i) sums that Borrower is required to pay (such as Taxes, assessments, insurance premiums, or, in the case of leased assets or warehousing arrangements, rents or other amounts payable under such leases and warehousing arrangements) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower to any Person to

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the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Encumbrances set forth on Disclosure Schedule 5(e) which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other Taxes where given priority under applicable law) in and to such item of the Collateral.

           1.3 Single Loan. The Revolving Credit Advances and all of the other Obligations of Borrower to Lender shall constitute one general obligation of Borrower secured by all of the Collateral.

           1.4 Interest.

               (a) Revolving Credit Rate. Borrower shall pay interest to Lender on the aggregate outstanding Revolving Credit Advances at a floating rate equal to the Index Rate plus .75% (the "Revolving Credit Rate"). All computations of interest shall be made by Lender on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

               (b) Payment of Interest. Interest shall be payable on the outstanding Revolving Credit Advances (i) in arrears on the last day of each calendar month, (ii) on the Revolving Credit Loan Termination Date, and (iii) if any interest accrues or remains payable after the Revolving Credit Loan Termination Date, upon demand by Lender. If any interest or any other payment to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. Lender may charge Borrower's loan account for all interest charges hereunder.

               (c) Default Interest Rate. Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Revolving Credit Rate shall automatically be increased by two percentage points (2%) per annum (such increased rate, the "Default Rate"), and all outstanding Obligations shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

           1.5 Cash Management System. On or prior to the Closing Date and until the Termination Date, Borrower will establish and maintain the cash management system described in Schedule C. All payments in respect of the Collateral shall be made in accordance with the procedures set forth in Schedule C.

           1.6 Fees. Borrower agrees to pay to Lender the Fees set forth in Schedule D.

           1.7 Receipt of Payments. Borrower shall place a legend on each invoice instructing all of the Account Debtors to make payments to Lender. Lender shall from time to

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time notify customers or Account Debtors of Borrower that the Accounts have been assigned to Lender and that Lender has a security interest therein. Lender shall collect the Accounts directly from the Account Debtors in a manner consistent with the collection practices generally employed by Lender for the benefit of Lender's clients. So long as no Event of Default has occurred and is continuing, the sole charge for the collection efforts employed by Lender shall be the Servicing Fees. Upon the occurrence of an Event of Default and so long as it is continuing, Lender shall be entitled to charge Borrower with the collection costs and expenses. In this connection, the Servicing Fees, as well as any other applicable collection costs and expenses, shall be charged to Borrower's loan account. In the event any payment on an Account is paid directly to Borrower, then upon receipt by Borrower of such payment, Borrower shall immediately send to Lender such payment in the form received. Borrower agrees that all payments received by Borrower in connection with the Accounts and any other Collateral shall be held in trust for Lender as Lender's trustee. The receipt of any wire transfer of funds, check, or other item of payment received by Lender shall be applied to conditionally reduce Borrower's Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the Collection Account or unless and until such check or other item of payment is honored when presented for payment. For purposes of computing interest and Fees, all payments shall be deemed received by Lender three (3) Business Days following receipt of immediately available funds in the Collection Account. For purposes of determining the Borrowing Availability, payments shall be deemed received by Lender upon receipt of immediately available funds in the Collection Account.

           1.8 Application and Allocation of Payments. Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made Revolving Credit Advances on behalf of Borrower for: (a) payment of all Fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents, (b) the payment, performance or satisfaction of any of Borrower's obligations with respect to preservation of the Collateral, or (c) any premium in whole or in part due in respect of any of the policies of insurance required by this Agreement, even if the making of any such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability, and Borrower agrees to repay within two Business Days following notice from Lender, in cash, any amount by which the Revolving Credit Loan exceeds the Borrowing Availability.

           1.9 Accounting. Lender is authorized to record on its books and records the date and amount of each Revolving Credit Advance and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Lender shall provide Borrower on a monthly basis a statement and accounting of such recordations but any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to Borrower shall not in any manner affect the obligation of Borrower to repay any of the Obligations. Except to the extent that Borrower shall, within 45 days after such statement and accounting is sent, notify Lender in writing of any objection Borrower may have thereto (stating with particularity the basis for such objection), such

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statement and accounting shall be deemed final, binding and conclusive upon
Borrower, absent manifest error.

           1.10 Indemnity. Borrower and each other Credit Party executing this Agreement jointly and severally agree to indemnify and hold Lender and its Affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

           1.11 Borrowing Base; Reserves. The Borrowing Base shall be determined by Lender (including the eligibility of Accounts) based on information available to Lender. The Revolving Credit Loan shall be subject to Lender's continuing right to withhold from Borrowing Availability pursuant to Section 1.2(f).

           1.12 Accounts Management Services. Lender shall render for Borrower the services described in Schedule F attached hereto.

     2.    CONDITIONS PRECEDENT

           2.1 Conditions to the Initial Loans. Lender shall not be obligated to consider Borrower's requests for any of the Revolving Credit Advances or to perform any other action hereunder, until the following conditions have been satisfied in a manner satisfactory to Lender in its sole discretion, or waived in writing by Lender:

           (a) the Loan Documents to be delivered on or before the Closing Date shall have been duly executed and delivered by the appropriate parties, all as set forth in the Schedule of Documents (Schedule E);

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           (b) the Closing Date shall occur on or before July 31, 2002;

           (c) Lender shall have received written authorization to file financing statements required by Lender, duly executed by Borrower, and Lender shall have received searches reflecting the filing of all such financing statements and that Lender has a first priority security interest in the Collateral;

           (d) Lender shall have received a certificate from the Secretary of each Corporate Credit Party attesting to the resolutions of such Corporate Credit Party's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party and authorizing specific officers of such Corporate Credit Party to execute the same;

           (e) Lender shall have received copies of each Corporate Credit Party's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Corporate Credit Party;

           (f) Lender shall have received a certificate of status with respect to Borrower, dated within 14 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of each Corporate Credit Party, which certificate shall indicate that such Corporate Credit Party is in good standing in such jurisdiction;

           (g) Lender shall have received certificates of status with respect to each Corporate Credit Party, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Corporate Credit Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Effect, which certificates shall indicate that such Corporate Credit Party is in good standing in such jurisdictions;

           (h) Lender shall have received Collateral Access Agreements with respect to the locations of Borrower listed on Disclosure Schedule 3.2;

           (i) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of Borrower) that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including payroll taxes) have been paid prior to delinquency;

           (j) all other documents in connection with the transactions contemplated by this Agreement shall have been properly delivered, executed, or recorded and shall be in form and substance satisfactory to Lender;

           (k) Lender shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrower's books and records and verification of Borrower's representations and warranties to Lender, the results of which shall be satisfactory to Lender, and should Lender elect, (ii) an inspection of each of the locations where Inventory is located, the results of which shall be satisfactory to Lender;

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               (l) Lender shall have received completed reference checks with respect to Borrower's senior management, the results of which are satisfactory to Lender in its sole discretion;

               (m) Borrower shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

               (n) all legal matters shall have been resolved to the satisfaction of Lender, in its discretion;

               (o) all of the obligations of Borrower to Foothill Capital Corporation under its financing documentation as in effect immediately prior to the Closing Date shall have been terminated and all Liens upon any of the property of Borrower or any other Credit Party in respect thereof shall have been terminated;

               (p) the insurance policies provided for in Section 3.16 are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Lender as required under such Section;

               (q) as of the Closing Date Net Borrowing Availability shall be not less than $3,000,000 after giving effect to the initial Revolving Credit Advance (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales); and

               (r) Lender shall have received an opinion of counsel to the Borrower with respect to the Loan Documents in form and substance satisfactory to Lender.

           2.2 Further Conditions to the Loans. Lender shall not be obligated to consider a request for any Revolving Credit Advance (including the request for the initial Revolving Credit Advance), if, as of the date thereof:

               (a) any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that any such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date; or

               (b) any event or circumstance which has had or reasonably could be expected to have a Material Adverse Effect shall have occurred since the Closing Date; or

               (c) any Default shall have occurred and be continuing or would result after giving effect to such Revolving Credit Advance; or

               (d) after giving effect to the requested Revolving Credit Advance, the Revolving Credit Loan would exceed the Borrowing Availability.

      The request and acceptance by Borrower of the proceeds of any Revolving Credit Advance shall be deemed to constitute, as of the date of such request and the date of such

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acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a restatement by Borrower of each of the representations and warranties made by it in any Loan Document and a reaffirmation by Borrower of the granting and continuance of Lender's Liens pursuant to the Loan Documents.

     3.   REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

          To induce Lender to enter into this Agreement and to consider Borrower's requests for Revolving Credit Advances, Borrower and each other Credit Party executing this Agreement represent and warrant to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Lender until the Termination Date as follows:

          3.1 Corporate Existence; Compliance with Law. Each Corporate Credit
Party: (a) is, as of the Closing Date, and will continue to be (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Corporate Credit Party which are necessary or appropriate for the conduct of its business.

          3.2 Executive Offices; Corporate or Other Names. Disclosure Schedule (3.2) accurately sets forth (a) each Corporate Credit Party's name as it appears in official filing in the state of its incorporation or organization, (b) the type of entity of each Corporate Credit Party, (c) the organizational identification number issued by each such Credit Party's state of incorporation or organization or a statement that no such number has been issued, (d) each Corporate Credit Party's state of organization or incorporation, and (e) the location of each Corporate Credit Party's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations), and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in Disclosure Schedule (3.2), no Corporate Credit Party has been known as or conducted business in any other name (including trade names). Each Corporate Credit Party has only one state of incorporation or organization.

          3.3 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party's power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person. As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of each Credit Party that is a party thereto, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

           3.4 Financial Statements and Projections; Books and Records. (a) The Financial Statements delivered by Borrower to Lender for its most recently ended Fiscal Year and Fiscal Month, are true, correct and complete and reflect fairly and accurately the financial condition of Borrower as of the date of each such Financial Statement in accordance with GAAP. The Projections most recently delivered by Borrower to Lender have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such Projections were prepared and as of the date delivered to Lender and all such material assumptions are disclosed in the Projections.

               (b) Borrower and each other Corporate Credit Party shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

           3.5 Material Adverse Change. Between the date of Borrower's most recently audited Financial Statements delivered to Lender and the Closing Date:
(a) no Corporate Credit Party has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Projections delivered on the Closing Date and which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material deviation from the Projections during such period of time; and (c) no events have occurred which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. No Requirement of Law or Contractual Obligation of any Credit Party has or have had or could reasonably be expected to have a Material Adverse Effect. No Credit Party is in default, and to such Credit Party's knowledge no third party is in default, under or with respect to any of its Contractual Obligations, which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

           3.6 Real Estate; Property. The real estate listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, or used by each Corporate Credit Party in its business, and such Credit Party will not execute any material agreement or contract in respect of such real estate after the date of this Agreement without giving Lender prompt prior written notice thereof. Except as permitted in Sections 5(e) and (f), each Corporate Credit Party holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of any Corporate Credit Party are or will be subject to any Liens. With respect to each of the premises identified in Disclosure Schedule (3.2) on or prior to the Closing Date a Collateral Access Agreement acceptable to Lender has been obtained.

            3.7 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.7), as of the Closing Date no Corporate Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of Borrower (including all rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is owned by each of the Stockholders (and in the amounts) set forth on Disclosure Schedule (3.7). All outstanding Indebtedness in excess of $5,000 of each Corporate Credit Party as of the Closing Date is described in Disclosure Schedule (5(b)).

            3.8 Government Regulation; Margin Regulations. No Corporate Credit Party is subject to or regulated under any Federal or state statute, rule or regulation that restricts or limits such Person's ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Revolving Credit Advances, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law. No Corporate Credit Party is engaged, nor will it engage, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as "Margin Stock"). No Corporate Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock. No Corporate Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

            3.9 Taxes; Charges. Except as disclosed on Disclosure Schedule (3.9) all tax returns, reports and statements required by any Governmental Authority to be filed by Borrower or any other Credit Party have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against any Credit Party or any Credit Party's property. Proper and accurate amounts have been and will be withheld by Borrower and each other Credit Party from their respective employees for all periods in complete compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Disclosure Schedule (3.9) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.9), none of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements or agreement extending the period of assessment of any Charges) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

            3.10 Payment of Obligations. Except for the obligations owing to Steelcase Corporation, each Credit Party will timely pay, discharge or otherwise satisfy at or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit Party and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

            3.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of any Credit Party of more than the Minimum Actionable Amount. The present value of all accumulated benefit obligations of the Credit Parties under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the Minimum Actionable Amount, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than the Minimum Actionable Amount. No Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of the Minimum Actionable Amount.

            3.12 Litigation. No Litigation is pending or, to the knowledge of any Credit Party, threatened by or against any Credit Party or against any Credit Party's properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.12), as of the Closing Date there is no Litigation pending or threatened against any Credit Party which seeks damages in excess of $50,000 or injunctive relief or alleges criminal misconduct of any Credit Party. Each Credit Party shall notify Lender promptly in writing upon learning of the existence, threat or commencement of any Litigation against any Credit Party, any ERISA Affiliate or any Plan or any allegation of criminal misconduct against any Credit Party.

            3.13 Intellectual Property. As of the Closing Date, all material Intellectual Property owned or used by any Corporate Credit Party is listed, together with application or registration numbers, where applicable, in Disclosure Schedule (3.13). Each Corporate Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Each Corporate Credit Party will use commercially reasonable efforts to patent and/or register its Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority in accordance with its historical business practices. In addition, each Corporate Credit Party shall use commercially reasonable efforts to patent or register those Intellectual Properties identified from time to time by Lender, including new Intellectual Property identified by Lender. Borrower shall notify Lender in writing five (5) Business Days following the filing of any such patent or registration.

            3.14 Full Disclosure. No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under any Loan Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

            3.15 Hazardous Materials. Except as set forth on Disclosure Schedule (3.15), as of the Closing Date, (a) each real property location owned, leased or occupied by each Corporate Credit Party (the "Real Property") is maintained free of contamination from any Hazardous Material, (b) no Corporate Credit Party is subject to any Environmental Liabilities or, to any Credit Party's knowledge, potential Environmental Liabilities, in excess of $50,000 in the aggregate, (c) no notice has been received by any Corporate Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Credit Party, there are no facts, circumstances or conditions that may result in any Corporate Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (d) each Corporate Credit Party has provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Corporate Credit Party. Each Corporate Credit Party: (i) shall comply in all material respects with all applicable Environmental Laws and environmental permits; (ii) shall notify Lender in writing within 7 days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Property; and (iii) shall promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by it or any other Credit Party in connection with any such Release.

            3.16 Insurance. As of the Closing Date, Disclosure Schedule (3.16) lists all insurance of any nature maintained for current occurrences by Borrower and each other Corporate Credit Party, as well as a summary of the terms of such insurance. Each Corporate Credit Party shall deliver to Lender certified copies and endorsements to all of its and those of its Subsidiaries (a) "All Risk" and business interruption insurance policies naming Lender loss payee, and (b) general liability and other such liability policies naming Lender as an additional insured. All policies of insurance on personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsements, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Each Corporate Credit Party shall direct all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Lender. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Lender jointly, Lender may endorse such Credit Party's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of each Credit Party's risk profile, to require additional forms and limits of insurance. Each Corporate Credit Party shall, on each anniversary of the Closing Date and from time to time at Lender's request, deliver to Lender a report by a reputable insurance broker, satisfactory to Lender, with respect to such Person's insurance policies.

            3.17 Deposit and Disbursement Accounts. Attachment I to Schedule C lists all banks and other financial institutions at which Borrower or any other Corporate Credit Party, maintains deposits and/or other accounts, including the Disbursement Account, and such Attachment correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

            3.18 Accounts. As of the date each Account is assigned to Lender, Borrower shall not have made any agreement with the applicable Account Debtor for any extension of time for the payment of such Account, any compromise or settlement for less than the full amount thereof, any release of the Account Debtor from liability therefor, or any deduction therefrom, that are not reflected in the applicable invoice or be otherwise disclosed in writing to Lender. Borrower agrees that any agreements made with an Account Debtor after the Account has been assigned to Lender shall be in the ordinary course of Borrower's business consistent with its historical practices and shall be promptly disclosed to Lender in writing. Disclosure Schedule (3.18) sets forth each Contract of the Borrower with any Account Debtor which gives such Account Debtor the right (under such Contract, under common law or otherwise) to offset any Accounts for Borrower's failure to perform under such Contract and upon the request of Lender Borrower shall obtain an offset waiver for each such Contract in form and substance satisfactory to Lender. With respect to the Accounts pledged as collateral pursuant to any Loan Document (a) the amounts shown on all invoices, statements and reports which may be delivered to the Lender with respect thereto are actually and absolutely owing to the relevant Credit Party as indicated thereon and are not in any way contingent; (b) no payments have been or shall be made thereon except payments paid directly to Lender or, if received by Borrower, are sent in kind to Lender by Borrower; and (c) to Borrower's knowledge all Account Debtors have the capacity to contract. Borrower shall notify Lender promptly of any event or circumstance which to Borrower's knowledge would cause Lender to consider any then existing Account as no longer constituting an Eligible Account.

            3.19 Conduct of Business. Each Corporate Credit Party (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and (b) shall at all times maintain, preserve and protect all of the Collateral and such Credit Party's other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

            3.20 Further Assurances. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower and each other Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Lender's rights in any Collateral, or (c) to enable Lender to exercise all or any of the rights and powers herein granted.

     4.   FINANCIAL MATTERS; REPORTS

          4.1 Reports and Notices. From the Closing Date until the Termination Date, Borrower shall deliver to Lender:

               (a) within 30 days following the end of each Fiscal Month (except for the Fiscal Months that are also the end of a Fiscal Quarter, in which case, with 45 days following the end of such Fiscal Month), an Inventory Perpetual or Physical (as requested by Lender) and within 30 days following the end of each Fiscal Month (except for the Fiscal Months that are also the end of a Fiscal Quarter, in which case, with 45 days following the end of such Fiscal Month), a reconciliation of the Inventory Perpetual or Physical (as the case may be) to the Borrower's general ledger and from the general ledger to the Financial Statements for such Fiscal Month accompanied by supporting detail and documentation as Lender may request;

               (b) as frequently as Lender may reasonably request, an aged trial balance by Account Debtor, certified as true and correct by the Chief Financial Officer of Borrower or such other officer as is acceptable to Lender;

               (c) within 30 days following the end of each Fiscal Month (except for the Fiscal Months that are also the end of a Fiscal Quarter, in which case, with 45 days following the end of such Fiscal Month), an Accounts Payable Analysis in the Form of Exhibit D (together with an accounts payable aging) and an Accounts Receivable Roll Forward Analysis in the Form of Exhibit E, each certified as true and correct by the Chief Financial Officer of Borrower or such other officer as is acceptable to Lender;

               (d) within 30 days following the end of each Fiscal Month and each Fiscal Quarter (except for the Fiscal Month and Fiscal Quarter ending on March 31 of each year, in which case, within 45 days following the end of each such Fiscal Month and Fiscal Quarter), the Financial Statements for such Fiscal Month and Fiscal Quarter, which shall provide comparisons to budget and actual results for the corresponding period during the prior Fiscal Year, both on a monthly (or quarterly, as appropriate) and year-to-date basis, and accompanied by a certification in the form of Exhibit I by the Chief Executive Officer or Chief Financial Officer of Borrower that such Financial Statements, subject to corrections determined to be required by the Borrower's independent certified public accountants and adjustments required by GAAP, are complete and correct, that there was no Default (or specifying those Defaults of which he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder;

               (e) within 90 days following the close of each Fiscal Year, the Financial Statements for such Fiscal Year certified without qualification by an independent certified accounting firm acceptable to Lender, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder, (ii) a report from Borrower's accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that a Default has occurred or specifying those Defaults of which they are aware, and
(iii) any management letter that may be issued;

               (f) within 5 days following the filing by a Corporate Credit Party, a copy of its Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports, and any other filings made by such Corporate Credit Party with the SEC;

               (g) prior to the close of each Fiscal Year, the Projections, which will be prepared by Borrower in good faith, with care and diligence, and using assumptions which are reasonable under the circumstances at the time such Projections are delivered to Lender and disclosed therein when delivered;

               (h) 10 days prior to each scheduled seasonal increase in the Maximum Amount, Borrower shall deliver to Lender a forecast of upcoming releases supported by indications of interest from Borrower's Account Debtors; and

               (i) all the reports and other information set forth on Exhibit B in the time frames set forth therein.

           4.2 Financial Covenants. Borrower shall not breach any of the financial covenants set forth in Schedule G. Schedule G shall be updated for the periods following March 31, 2003, by Lender, in its reasonable discretion based upon the Borrower's Projections for Fiscal Years ending March 31, 2004, and March 31, 2005, as appropriate.

           4.3 Other Reports and Information. Borrower shall advise Lender promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event which has had or could reasonably be expected to have a Material Adverse Effect. Borrower shall, upon request of Lender, promptly furnish to Lender such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or any other Credit Party or the Collateral as Lender may request, all in reasonable detail.

     5.    NEGATIVE COVENANTS

           Borrower and each Credit Party executing this Agreement covenants and agrees (for itself and each other Credit Party) that, without Lender's prior written consent, which consent shall not be unreasonably withheld, from the Closing Date until the Termination Date, neither Borrower nor any other Corporate Credit Party shall, directly or indirectly, by operation of law or otherwise:

               (a) form any Subsidiary or merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or make any investment in or, except as provided in clause 5(c) below, loan or advance to, any Person;

               (b) cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Closing Date set forth on Disclosure Schedule 5(b), (iii) deferred taxes, (iv) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party, (v) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement; and (vi) except as set forth on Disclosure Schedule 5(b), additional Indebtedness (including Purchase Money Indebtedness) incurred after the Closing Date in an aggregate outstanding amount for all such Corporate Credit Parties combined not exceeding $50,000.

               (c) enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances and payments by a Credit Party on behalf of another Credit Party which are not otherwise permitted hereunder) other than commercial transactions with Affiliates or other Credit Parties which are on terms and conditions no more favorable to such Affiliate or Credit Party then would result from arms-length negotiations between parties with equal bargaining power; provided, however that Borrower shall be entitled to make loans or advances (i) for development of new products in accordance with Borrower's historical business practices or (ii) to employees in the ordinary course of business in an aggregate outstanding amount not exceeding $50,000; so long as such loans and advances do not cause Borrower to violate any of the financial covenants contained in this Agreement.

               (d) engage in any business other than that presently engaged in or proposed to be engaged in the Projections delivered to Lender from time to time pursuant to this Agreement;

               (e) create or permit any Lien on any of its properties or assets which are included in the Collateral or which are related to the Accounts (including Intellectual Property related to the Accounts), except for Permitted Encumbrances;

               (f) sell, transfer, issue, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts, or engage in any sale-leaseback, synthetic lease or similar transaction (provided, that the foregoing shall not prohibit the sale of Inventory or obsolete or unnecessary Intellectual Property or Equipment in the ordinary course of its business);

               (g) change (i) its name as it appears in official filings in the state of its incorporation or organization, (ii) its chief executive office, warehouses or other Collateral locations, or location of its records concerning the Collateral, (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization, or (v) its state of incorporation or organization, or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days' prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral;

               (h) establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Attachment 1 to Schedule C) without Lender's prior written consent; or

               (i) make or permit any Restricted Payment.

     6.   SECURITY INTEREST

          6.1 Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance of the Obligations, Borrower hereby grants to the Lender a security interest in and Lien upon all of Borrower's property and assets, tangible or intangible, and whether now owned or hereafter purchased, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all Deposit Accounts (other than the Excluded Deposit Account), other bank accounts and all funds on deposit therein; all money, cash and cash equivalents; all Goods (including Inventory); all Chattel Paper, Documents and Instruments; all Books and Records; all General Intangibles (excluding all Intellectual Property, but including contract rights, choses in action, and Payment Intangibles); all Letter-of-Credit Rights; all Supporting Obligations; and to the extent not otherwise included, all Proceeds, commercial tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, but excluding in all events Hazardous Waste (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "Collateral"). Notwithstanding the foregoing, the "Collateral" does not include the Intellectual Property and Goodwill.

               (b) Borrower, Lender and each other Credit Party executing this Agreement agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender. Borrower represents, warrants and promises to Lender that: (i) Borrower has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on Disclosure Schedule (6.1) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to the Lender in duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from Borrower (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances that have priority by operation of law; and (iii) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Borrower promises to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (w) all actions necessary to grant

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

Lender "control" of any Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by Borrower, with any agreements establishing control to be in form and substance satisfactory to Lender, (x) the prompt delivery of all original Instruments, Chattel Paper, and negotiable Documents owned by Borrower in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank, (y) notification of Lender's interest in Collateral at Lender's request, and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve Borrower's and Lender's respective and several interests in the Collateral. Borrower shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. If Borrower retains possession of any Chattel Paper or Instrument with Lender's consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of GE Capital Commercial Services, Inc." Borrower shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Lender of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Lender, Borrower shall enter into a supplement to this Loan Agreement granting to Lender a Lien in such commercial tort claim.

          6.2 Lender's Rights. (a) Lender may, to the extent it has not done so already, (i) at any time in Lender's own name or in the name of Borrower, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Lender's satisfaction, the existence, amount and terms of, and any other matter relating to, Accounts, Payment Intangibles, Instruments, Chattel Paper or other Collateral, and (ii) at any time and without prior notice to Borrower, notify Account Debtors and other Persons obligated on any Collateral that Lender has a security interest therein and that payments shall be made directly to Lender. Upon the request of Lender, Borrower shall so notify such Account Debtors and other Persons obligated on any Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on any Collateral, Borrower shall not give any contrary instructions to such Account Debtor or such other Person without Lender's prior written consent. Borrower hereby constitutes Lender or Lender's designee as Borrower's attorney with power to endorse Borrower's name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

               (b) It is expressly agreed by Borrower that, notwithstanding anything herein to the contrary, Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract, Instrument or License (between Borrower and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and except as provided in Schedule F, Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrower, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

               (c) Borrower shall, with respect to each owned, leased, or controlled property or facility, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such facility or property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of Borrower's Books and Records; and (iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable, and Borrower agrees to render to Lender, at Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

          6.3 Lender's Appointment as Attorney-in-fact. On the Closing Date, Borrower shall execute and deliver a Power of Attorney in the form attached as Exhibit H. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under the Power of Attorney are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees and promises that (a) it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, (b) Lender shall only exercise the powers granted under the Power of Attorney in respect of Collateral, provided, except as otherwise required by applicable law, Lender shall not have any duty as to any Collateral, and Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. Borrower hereby (i) authorizes Lender to file any financing statements, continuation statements or amendments thereto that (x) describe the Collateral, and (y) contain any other information required by Part 5 of Division 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Lender to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Borrower acknowledges that it is not authorized to file any financing statement or amendment regarding any of its properties or assets except those as to which Borrower may grant a Lien pursuant to Section 5(e), and Borrower acknowledges that it is not authorized to file any termination statements with respect to any financing statement which identifies Lender as the secured party without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to Borrower's rights under
Section 9-509(d)(2) of the Code.

     7.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES

          7.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 9.3:

          (a) Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

          (b) Borrower or any other Credit Party (whether or not such Credit Party has signed this Agreement) fails to (i) perform, keep, or observe any covenant or other provision contained in Sections 3.1, 3.9, 3.12, 3.13, 3.15, 3.20, 4.1 and 4.3 of this Agreement and such failure or neglect continues for a period of 15 days after the date on which such failure or neglect first occurs, or (ii) perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in any other Section of this Agreement (other than a Section that is expressly dealt with elsewhere in Section 7.1 of this Agreement) or any of the other Loan Documents; or

               (c) an event of default shall occur under any Contractual Obligation of the Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves an Indebtedness in an aggregate amount exceeding the Minimum Actionable Amount, and
(ii) the holder of such Indebtedness has accelerated and made demand for payment of such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount; or

               (d) any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by Borrower or any other Credit Party shall be untrue or incorrect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

               (e) there shall be commenced against the Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which remains unstayed or undismissed for thirty (30) consecutive days; or Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

               (f) a case or proceeding shall have been commenced involuntarily against Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

               (g) Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 7.1 or clauses (i) and (ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

               (h) a final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against Borrower or any other Credit Party, unless the same shall be (i) covered by insurance, less the applicable deductible, in an amount sufficient so that the resulting obligation of Borrower is less than the Minimum Actionable Amount, and the issuer(s) of the applicable policies shall have acknowledged such coverage in writing within fifteen (15) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment; or

               (i) any other event shall have occurred which has had a Material Adverse Effect; or

               (j) any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing); or


               (k) a Change of Control shall have occurred with respect to any Corporate Credit Party;

               (l) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding the Minimum Actionable Amount; or

               (m) If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof and such Lien is not discharged within 10 days following the creation of such Lien; or

               (n) If the obligation of any guarantor under its guaranty is limited or terminated by operation of law or by the guarantor thereunder, or any such guarantor (i) commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, or (iii) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

          7.2 Remedies. (a) If any Event of Default shall have occurred and be continuing, then Lender may suspend the right of Borrower to request Revolving Credit Advances and any obligation of Lender to consider Borrower's requests for further Revolving Credit Advances. In addition, if any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (ii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in Sections 7.1 (e), (f) or (g), the Obligations shall become immediately due and payable (and any obligation of Lender to consider Borrower's requests for further Revolving Credit Advances, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Lender.

               (b) Without limiting the generality of the foregoing, Borrower and each other Credit Party executing this Agreement expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right of equity of redemption, which equity of redemption Borrower hereby releases. Such sales may be adjourned or continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Credit Party's premises or elsewhere and shall have the right to use any Credit Party's premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Lender deems necessary or advisable.

               (c) Upon the occurrence and during the continuance of an Event of Default and at Lender's request, Borrower agrees to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at its premises or elsewhere in the United States of America. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender's remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower and each other Credit Party executing this Agreement agrees that ten (10) days prior notice by Lender to such Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower and each other Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

                (d) Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

        7.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, any notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which such Credit Party may in any way be liable; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrower and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

        7.4 Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt to the Obligations in such order as Lender may deem advisable in its sole discretion, and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including Section 9-504(1)(c) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

    8.  SUCCESSORS AND ASSIGNS

        Each Loan Document shall be binding on and shall inure to the benefit of Borrower and each other Credit Party executing such Loan Document, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Neither Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender. Any such purported conveyance by Borrower or such Credit Party without the prior express written consent of Lender shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Lender reserves the right at any time to create and sell participations in the Revolving Credit Loan and the Loan Documents and to sell, transfer or assign any or all of its rights in the Revolving Credit Loan and under the Loan Documents.

     9.   MISCELLANEOUS

          9.1 Complete Agreement; Modification of Agreement. This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). No Loan Document may be modified, altered or amended except by a written agreement signed by Lender, and each other Credit Party that is a party to such Loan Document. Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless of whether the initial Revolving Credit Advance has been funded at that time.

          9.2 Expenses. Borrower agrees to pay or reimburse Lender for all costs and expenses (including the fees and expenses of all counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith) incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection of Accounts following the occurrence of an Event of Default, including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of any Revolving Credit Advance (including a wire transfer fee of $25 per wire transfer); (d) any amendment, waiver or other modification with respect to any Loan Document or advice in connection with any such amendment, waiver or modification or the rights thereunder; (e) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise (provided, however, that in a dispute between Borrower and Lender, the prevailing party shall be entitled to recover from the non-prevailing party all costs, fees (including reasonable attorneys' fees) and expenses incurred in connection with such dispute); and (f) any effort to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

          9.3 No Waiver. Neither Lender's failure, at any time, to require strict performance by Borrower or any other Credit Party of any provision of any Loan Document, nor Lender's failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of an Event of Default or other provision under the Loan Documents shall not suspend, waive or affect any other Event of Default or other provision under any Loan Document, and shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower or any other Credit Party to Lender contained in any Loan Document and no Event of Default by Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

          9.4 Severability; Section Titles. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or any other Credit Party or the rights of Lender relating to any unpaid Obligation (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Revolving Credit Loan Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date and shall continue until the expiration of the applicable statute of limitations. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          9.5 Authorized Signature. Until Lender shall be notified in writing by Borrower or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender's officers, agents, or employees to be that of an officer of Borrower or such other Credit Party shall bind Borrower and such other Credit Party and be deemed to be the act of Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrower's or such other Credit Party's Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance thereon shall have actual knowledge to the contrary.

          9.6 Notices. Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 9.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule B or to such other address (or facsimile number) as may be substituted by notice given as herein provided. Failure or delay in delivering copies of any such communication to any Person (other than Borrower or Lender) designated in Schedule B to receive copies shall in no way adversely affect the effectiveness of such communication.

          9.7 Counterparts. Any Loan Document may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument. Any Loan Document may be authenticated by manual signature, facsimile or, if approved in writing by Lender, electronic means, all of which shall be equally valid.

          9.8 Time of the Essence. Time is of the essence for performance of the Obligations under the Loan Documents.

          9.9 GOVERNING LAW. THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

          9.10 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. (A) BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND SUCH CREDIT PARTY AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION

OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE B OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S OR SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     (B) THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER, BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          9.11 Press Releases. Neither any Credit Party nor any of its Affiliates will in the future issue any press release or other public disclosure using the name of GE Capital Commercial Services, Inc., or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to Lender and without the prior written consent of Lender, which consent shall not be unreasonably withheld, unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with Lender before issuing such press release or other public disclosure. Notwithstanding the foregoing, nothing herein shall be deemed to prevent or otherwise restrict Borrower from disclosing this Agreement or any information concerning the terms and conditions hereof in the manner and to the extent required by the applicable rules and regulations of the Securities and Exchange Commission, or other applicable Federal or State securities laws.

          9.12 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

     IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the date first written above.

                                        THE 3DO COMPANY,
                                        a California corporation


                                        By:  /s/ Richard A. Gelhaus
                                            -----------------------
                                        Name: __________________________________
                                        Title:  Chief Financial Officer
                                               ------------------------

                                        GE CAPITAL COMMERCIAL SERVICES, INC.


                                        By:  /s/ Harry W. Friedman
                                            ----------------------
                                        Name: __________________________________
                                        Title:            Vice President
                                               ---------------------------------


                                        THE 3DO COMPANY,
                                        a Delaware corporation
                                        (as a guarantor)


                                        By:  /s/ James Alan Cook
                                            --------------------
                                        Name: __________________________________
                                        Title:           Secretary
                                              ----------------------------------

                                   SCHEDULE A

                                   DEFINITIONS

     Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

     "Account Debtor" means any Person who is or may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a Payment Intangible).

     "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Borrower, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the Code); (ii) all of such Borrower's rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Borrower's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all rights to payment due to such Borrower for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of such Borrower); (v) all health care insurance receivables; and (vi) all collateral security of any kind given by any Account Debtor or any other Borrower with respect to any of the foregoing.

     "Accounts Payable Analysis" shall mean a certificate in the form of Exhibit
D

     "Accounts Receivable Roll Forward Analysis" shall mean a certificate in the form of Exhibit E.

     "Affiliate" shall mean, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power for the election of directors of such Person; (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Loan and Security Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as in effect at the time such reference becomes operative; provided, that except as specifically set

                                   Schedule A
forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower and Lender.

     "Books and Records" shall mean all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities, and any and all records and instruments relating to the Collateral or Borrower's business.

     "Borrower" shall mean the Person identified as such in the preamble of this Agreement.

     "Borrowing Availability" shall mean, at any time, the lesser of (i) the Maximum Amount or (ii) the Borrowing Base, in each case less reserves established by Lender from time to time under Section 1.2(f).

     "Borrowing Base" shall mean at any time an amount equal to fifty percent (50%) of the value (as determined by Lender) of Borrower's Eligible Accounts. Lender may, in its sole discretion, at any time or times hereafter, decrease the ratio of its advances against Eligible Accounts if Dilution exceeds 35%, and any such decrease shall become effective immediately for purposes of calculating new advances hereunder.

     "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of California or North Carolina.

     "Capital Expenditures" shall mean all payments or accruals (including Capital Lease Obligations) for any game development (including capitalized research and development) and for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

     "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

     "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

     "Change of Control" shall mean, with respect to any Person on or after the Closing Date, that any change in the composition of its stockholders as of the Closing Date shall occur which would result in any stockholder or group acquiring 25% or more of any class of Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the Board of Directors of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

                                   Schedule A

         "Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Credit Party, (iv) the ownership or use of any assets by any Credit Party, or (v) any other aspect of any Credit Party's business.

         "Chattel Paper" means all "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Person.

         "Closing Date" shall mean the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Lender, and the initial Revolving Credit Advance has been made.

         "Closing Fee" shall have the meaning assigned to it in Schedule D.

         "Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender's Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

         "Collateral" shall have the meaning assigned to it in Section 6.1.

         "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Lender.

         "Collection Account" shall mean that certain account of Lender, account number 3751517506 in the name of Lender at Bank of America, ABA number 111000012.

         "Contracts" shall mean all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

         "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

                                   Schedule A

          "Copyright License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

          "Copyrights" shall mean all of the following now owned or hereafter acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

          "Corporate Credit Party" shall mean any Credit Party that is a corporation, partnership or limited liability company.

          "Current Assets" means, as of any date of determination, the aggregate amount of all current assets of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current assets.

          "Current Liabilities" means, as of any date of determination, the aggregate amount of all current liabilities of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current liabilities.

         "Current Ratio" means, as of the end of the most recently concluded Fiscal Month of Borrower, the ratio of (i) the Current Assets of Borrower as of the last day of such Fiscal Month, to (ii) the Current Liabilities of Borrower as of the last day of such Fiscal Month.

         "Credit Party" shall mean Borrower, and each other Person (other than Lender) that is or may become a party to this Agreement or any other Loan Document.

         "Debt to Net Worth Ratio" means the ratio of Borrower's total liabilities to Net Worth. Borrower's total liabilities shall be determined in accordance with GAAP.

         "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         "Default Rate" shall have the meaning assigned to it in Section 1.5(c).

         "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Person.

         "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 days, that is the result of dividing the amount (as measured in United States currency) of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Collections with respect to Accounts during such period (excluding extraordinary items) plus the amount of clause (a).

                                   Schedule A

     "Documents" shall mean all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

     "EBITDA" shall mean, for any period, the Net Income (Loss) of Borrower and its Subsidiaries on a consolidated basis for such period, plus interest expense, income tax expense, amortization expense, depreciation expense and extraordinary losses and minus extraordinary gains, in each case, of Borrower and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

     "Eligible Accounts" shall mean as at the date of determination, all Accounts of the Borrower except any Account:

          (a) that does not arise from the sale of goods or the performance of services by Borrower in the ordinary course of Borrower's business;

           (b) upon which (i) Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or
(ii) Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

           (c) against which any defense, counterclaim or setoff, whether well-founded or otherwise, is asserted or which is a "contra" Account;

           (d) that is not a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for merchandise sold or services performed and accepted by the Account Debtor obligated upon such Account;

           (e) with respect to which an invoice, acceptable to Lender in form and substance, has not been sent;

           (f) that is not owned by Borrower or is subject to any right, claim, or interest of another Person, other than the Lien in favor of Lender;

           (g) that arises from a sale to or performance of services for an employee, Affiliate, Subsidiary or Stockholder of Borrower or any other Credit Party, or an entity which has common officers or directors with Borrower or any other Credit Party;

           (h) that is the obligation of an Account Debtor that is the Federal (or local) government or a political subdivision thereof, unless Lender has agreed to the contrary in writing and Borrower has complied with the Federal Assignment of Claims Act of 1940 (or the state equivalent thereof, if any) with respect to such obligation;

           (i) that is the obligation of an Account Debtor located in a foreign country (other than Canada) unless such Account is supported by a letter of credit in which Lender has a first priority perfected security interest by possession or credit insurance acceptable to Lender (and naming Lender as loss payee);

                                   Schedule A

           (j) that is the obligation of an Account Debtor to whom Borrower is or may become liable for goods sold or services rendered by the Account Debtor to Borrower, to the extent of Borrower's liability to such Account Debtor;

           (k) that arises with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor may be conditional;

           (l) that is (i) an obligation for which the total unpaid Accounts of the Account Debtor (including Cokem International, Ltd.) exceed 20% of the aggregate of all Accounts, or (ii) in the case of Cokem International, Ltd., an obligation for which the total unpaid Accounts of Cokem International exceeds, at any one time, $750,000; in each case to the extent of such excess, without the written approval of Lender which approval may be withheld in Lender's sole discretion;

           (m) that is not paid within 60 days from its due date or that are Accounts of an Account Debtor if 25% or more of the Accounts owing from such Account Debtor remain unpaid within 90 days from their due date;

           (n) is an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors;

           (o) that arises from any bill-and-hold or other sale of goods which remain in Borrower's possession or under Borrower's control;

           (p) as to which Lender's interest therein is not a first priority perfected security interest;

           (q) to the extent that such Account exceeds any credit limit established by Lender in Lender's good faith credit judgment;

           (r) as to which any of Borrower's representations or warranties pertaining to Accounts are untrue;

           (s) that represents interest payments, late or finance charges, or service charges owing to Borrower; or

           (t) that is not otherwise acceptable in the good faith discretion of Lender, provided, that Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its good faith credit judgment.

      "Environmental Laws" shall mean all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources

                                   Schedule A

(including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

      "Environmental Liabilities" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

      "Equipment" shall mean all "equipment" as such term is defined in the Code, now owned or hereafter owned by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description which may be now or hereafter used in such Person's operations or which are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

      "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

      "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Event of Default" shall have the meaning assigned to it in Section 7.1.

                                   Schedule A

      "Excluded Deposit Account" shall mean deposit account number ___________ maintained with ______________________.

      "Fees" shall mean the fees and commissions due to Lender as set forth in Schedule D.

      "Financial Statements" shall mean the consolidated and consolidating income statement, balance sheet and statement of cash flows of Borrower, the Corporate Credit Parties and their Subsidiaries, internally prepared for each Fiscal Month and each Fiscal Quarter, and audited for each Fiscal Year, prepared in accordance with GAAP.

      "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

      "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower.

      "Fiscal Year" shall mean the 12 month period of Borrower ending March 31 of each year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year" unless Lender shall consent in writing to such change.

      "Funded Debt" shall mean, for any Person, all of such Person's Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendible at the option of such Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of such Person.

      "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

      "General Intangibles" shall means all "general intangibles," as such term is defined in the Code, now owned or hereafter owned by any Person, including all right, title and interest that such Person may now or hereafter have in or under any Contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property, and rights of indemnification.

      "Goods" means all "goods," as such term is defined in the Code, now owned or hereafter owned by any Person, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

                                   Schedule A

     "Goodwill" shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter owned by any Person.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

     "Guarantor" shall mean each Person which executes a guaranty or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by this Agreement.

     "Guaranty" shall mean any agreement to perform all or any portion of the Obligations on behalf of Borrower or any other Credit Party, in favor of, and in form and substance satisfactory to, Lender, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

     "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

     "Hazardous Waste" shall have the meaning ascribed to such term in the Resource Conservation and Recovery Act (42 U.S.C.ss.ss. 6901 et. seq.).

     "Indebtedness" of any Person shall mean: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than 45 days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness

                                   Schedule A
created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Capital Lease Obligations; (v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (vii) the Obligations; and (viii) all liabilities under Title IV of ERISA.

     "Indemnified Liabilities" and "Indemnified Person" shall have the meaning assigned to such terms in Section 1.11.

     "Index Rate" shall mean the latest "Prime Rate", which normally is published in the "Money Rates" section of The Wall Street Journal (or if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Lender may select). The Prime Rate shall be determined (i) on the first Business Day immediately prior to the Closing Date for the calculation of interest for the month in which the Closing Date occurs and, thereafter, for any month interest on the Obligations is calculated using the Prime Rate, the Prime Rate shall be determined on the last Business Day of the preceding calendar month.

     "Instruments" shall mean all "instruments," as such term is defined in the Code, now owned or hereafter owned by any Person, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

     "Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter owned by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

     "Investment Property" shall mean all "investment property," as such term is defined in the Code, now or hereafter acquired by any Person, wherever located.

     "IRC" and "IRS" shall mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

     "Lender" shall mean GE Capital Commercial Services, Inc. and, if at any time Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

                                   Schedule A

     "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with the Lender's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, or the copyright office), filing, recording, publication, appraisal, (c) costs and expenses incurred by Lender in the disbursement of funds to or for the account of Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books and Records, (g) costs and expenses of third party claims or any other suit paid or incurred by the Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower (subject to the prevailing party provision contained in Section 9.2 of the Agreement), (h) Lender's fees and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's fees and expenses (including reasonable attorneys fees) incurred in terminating, enforcing (including reasonable attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought.

     "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

     "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter held by any Person.

     "Lien" shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

     "Litigation" shall mean any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

     "Loan Documents" shall mean this Agreement, the Financial Statements, each Guaranty, the Power of Attorney, and the other documents and instruments listed in Schedule E, and all

                                   Schedule A
security agreements, mortgages and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

     "Loans" shall mean the Revolving Credit Loan.

     "Material Adverse Effect" shall mean: a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or any other Credit Party or the industry within which Borrower or any other Credit Party operates, (b) Borrower's or any other Credit Party's ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien, or (d) Lender's rights and remedies under this Agreement and the other Loan Documents.

     "Maximum Amount" shall mean, subject to the provisions of Section 1.1(b),
(i) $5,000,000 from the Closing Date through September 30, 2002; (ii) $7,000,000 from October 1, 2002, through January 31, 2003; (iii) $10,000,000 from February 1, 2003 through February 28, 2003; (iv) $15,000,000 from March 1, 2003, through
March 31, 2003; and (v) thereafter such amount as shall be determined by Lender in its discretion following its receipt and review of Borrower's Projections for Fiscal Year ending March 31, 2004.

     "Minimum Actionable Amount" shall mean, individually, $500,000, and collectively with other events or circumstances to which this definition applies, $1,000,000.

     "Multiemployer Plan" shall mean a "multiemployer plan," as defined in
Section 4001(a) (3) of ERISA, to which Borrower, any other Credit Party or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

     "Net Borrowing Availability" shall mean at any time the Borrowing Availability less the Revolving Credit Loan.

     "Net Income (Loss)" shall mean with respect to any Person and for any period, the aggregate net income (or loss) after taxes of such Person for such period, determined in accordance with GAAP.

     "Net Worth" means, as of any date, the total assets of Borrower minus the total liabilities (excluding liabilities subordinated to Lender on terms and conditions satisfactory to Lender) of Borrower calculated in conformity with GAAP.

     "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(b).

     "Obligations" shall mean all loans, advances, debts, Lender Expenses, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower and any other Credit Party to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement

                                   Schedule A
between Borrower, such Credit Party and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Revolving Credit Advances and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Fees, Charges, Lender Expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Revolving Credit Advances and all obligations and liabilities of any Guarantor under any Guaranty.

     "Patent License" shall mean rights under any written agreement now held or hereafter held by any Person granting any right with respect to any invention on which a Patent is in existence.

     "Patents" shall mean all of the following in which any Person now holds or hereafter holds any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

     "Payment Intangibles" means all "payment intangibles" as such term is defined in the Code, now owned or hereafter owned by any Person.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.10; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of any Credit Party; (v) inchoate and unperfected workers', mechanics', or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (vi) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $500,000 at any time so long as such Liens attach only to Inventory; (vii) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (ix) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5(b)(vi); (x) Liens in existence on the Closing Date as disclosed on Disclosure Schedule 5(e) provided that no such Lien is spread

                                   Schedule A
to cover additional property after the Closing Date and the amount of Indebtedness secured thereby is not increased.; and (xi) Liens in favor of Lender securing the Obligations.

     "Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

     "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Prepayment Fee" shall mean the prepayment fee specified in Schedule D.

     "Proceeds" means "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or any other Credit Party from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower or any other Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority);
(iii) any claim of Borrower or any other Credit Party against third parties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by Borrower or any other Credit Party against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (v) all amounts collected on, or distributed on account of, other Collateral; and (vi) any and all other amounts , rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

     "Projections" shall mean as of any date the consolidated and consolidating balance sheet, statements of income and cash flow for Borrower and its Subsidiaries (including forecasted Capital Expenditures and Net Borrowing Availability) by month for the next Fiscal Year, prepared in a manner consistent with GAAP.

     "Purchase Money Indebtedness" shall mean (i) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (iii) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

                                   Schedule A

     "Purchase Money Lien" shall mean any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

     "Real Property" shall have the meaning assigned to it in Section 3.15.

     "Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

     "Requirement of Law" shall mean as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Restricted Payment" shall mean: (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower's or any other Corporate Credit Party's Stock other than up to $400,000 of common stock of a Corporate Credit Party, on a quarterly basis, to preferred shareholders of such Credit Party; (ii) any payment or distribution made in respect of any subordinated Indebtedness of Borrower or any other Credit Party in violation of any subordination or other agreement made in favor of Lender;
(iii) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower's or any other Credit Party's Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (a) that arising under this Agreement or (b) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination agreement made in favor of Lender) described in Disclosure Schedule (5(b)) or otherwise permitted under
Section 5(b)(vi); or (iv) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Lender shall constitute a Restricted Payment.

     "Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

     "Revolving Credit Loan" shall mean at any time the aggregate amount of Revolving Credit Advances then outstanding.

     "Revolving Credit Loan Termination Date" shall mean the earliest to occur of any of the following: (i) the Stated Expiry Date, (ii) the date Borrower's right to borrow hereunder is terminated pursuant to Section 7.2; (iii) the date of indefeasible prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 1.2(c); or (iv) thirty (30) days after Lender sends Borrower written notice that Lender has elected to terminate Borrower's right

                                   Schedule A
to borrow moneys or obtain other credit extensions or financial accommodations under this Agreement

     "Revolving Credit Rate" shall have the meaning assigned to it in Section 1.5(a). "Software" means all "software" as such term is defined in the Code, now owned or hereafter owned by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

     "Stated Expiry Date" means June 26, 2004;provided that the Stated Expiry Date shall automatically be extended for consecutive one (1) year periods, unless, not less than sixty (60) days prior to the then current Stated Expiry Date (a) Borrower provides written notice to Lender that Borrower has elected not to extend the then current Stated Expiry Date, or (b) Lender provides written notice to Borrower that Lender has elected not to extend the then current Stated Expiry Date. The foregoing notwithstanding, the Stated Expiry Date shall not be extended if, as of the then current Stated Expiry Date, a Default shall have occurred and is continuing. Nothing contained herein shall be deemed to be a commitment by Lender to extend the Stated Expiry Date at any time in effect.

     "Stock" shall mean all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

     "Stockholder" shall mean each holder of Stock of Borrower or any other Credit Party.

     "Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

     "Supporting Obligations" means all "supporting obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

                                   Schedule A

         "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

         "Termination Date" shall mean the date on which all Obligations under this Agreement are indefeasibly paid in full, in cash, and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement.

         "Trademark License" shall mean rights under any written agreement now held or hereafter held by any Person granting any right to use any Trademark or Trademark registration.

         "Trademarks" shall mean all of the following now owned or hereafter owned by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words "herein," "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

         For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan

                                   Schedule A

Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

                                   Schedule A

                                   SCHEDULE B
                   LENDER'S AND BORROWER'S ADDRESS FOR NOTICES

Lender's Address

Name:             GE Capital Commercial Services, Inc.

Address:          505 N. Brand Blvd., Suite 1100

                  Glendale, CA  91203

Attn:             David Reza, Regional Manager

Telephone:        818.409.1623

Facsimile:        818.409.1606

Borrower's Address

Name:             The 3DO Company

Address:          200 Cardinal Way

                  Redwood City, CA  94063

Attn:             Richard Gelhaus, Chief Financial Officer

Telephone:        650.385.2751

Facsimile:        650.385.3183

                                    Schedule B

                                   SCHEDULE C

                                 CASH MANAGEMENT

     Borrower agrees to establish, and to maintain, until the Termination Date, the cash management system described below:

     1. Borrower shall not (nor shall it permit any of its Subsidiaries to) open or maintain any deposit, checking, operating or other bank account, or similar money handling account, with any bank or other financial institution except for those accounts identified in Attachment I hereto (to include a petty cash account not to exceed $5,000 during any Fiscal Month, and a payroll account not to exceed an amount equal to one regular payroll at any time); and (ii) shall close or permit to be closed any of the accounts listed in Attachment I hereto, in each case without Lender's prior written consent, and then only after Borrower has implemented agreements with such bank or financial institution and Lender acceptable to Lender.

     2. Commencing on the Closing Date and until the Termination Date, all invoices for goods sold or services rendered shall be prepared by Borrower and shall bear a notice that they have been assigned to and are payable directly and only to Lender. Borrower shall furnish Lender with copies of all invoices within twenty-one (21) days from the earlier of the invoice date or shipping date, accompanied by duly executed confirmatory assignment schedules, original shipping or delivery receipts, and such other information or documents as Lender in its discretion may request from time to time. Each invoice shall bear the terms of sale and no change from the original terms of sale shall be made without Lender's prior written consent, in such instance, Lender's consent shall not unreasonably withheld.

     3. Commencing on the Closing Date and until the Termination Date, to the extent Borrower receives from any of the Account Debtors any cash, checks, notes, drafts or other similar items relating to or constituting proceeds of any of the Accounts, or Borrower receives any other payments made in respect of any Collateral then Borrower shall immediately deliver such payments to Lender in kind.

     4. Payments received by Lender shall be deposited into the Collection Account.

     5. Borrower may maintain, in its name, accounts (the "Disbursement Accounts") at a bank or banks acceptable to Lender into which Lender shall, from time to time, deposit proceeds of Revolving Credit Advances made pursuant to
Section 1.1 for use solely in accordance with the provisions of Section 1.3. All of the Disbursement Accounts as of the Closing Date are listed in paragraph 2 of Attachment I hereto.

                                   Schedule C

                            ATTACHMENT TO SCHEDULE C

LIST OF BANK ACCOUNTS

         1.    Disbursement Accounts.

         2.    Petty Cash Account (not to exceed $5,000).

         3.    Payroll Account (not to exceed one regular payroll).

                            Attachment to Schedule C

                                   SCHEDULE D

                                      FEES

     1. SERVICING FEES: For its services rendered under this Agreement, Borrower shall pay Lender a servicing fee (the "Servicing Fee") equal to 45 basis points (0.45%) on the gross amount of those Accounts arising from the Closing Date through the Revolving Credit Loan Termination Date. The minimum Servicing Fee payable by Borrower under this Agreement for each consecutive 12-month period, commencing on the Closing Date, shall be Three Hundred Thousand Dollars ($300,000). The Servicing Fee shall be payable monthly in arrears on the last day of each calendar month and on the Termination Date.

     2. COMMITMENT FEE: The balance of the commitment fee (the balance owing is $25,000) is due and payable on August 15, 2002.

     3. SET UP FEE: A non-refundable set up fee of $2,500, payable and fully earned at closing (the "Set Up Fee").

     4. PREPAYMENT FEE: The prepayment fee (the "Prepayment Fee") shall be equal to the following: (i) if prepayment occurs during the 12 months following the Closing Date, an amount equal to $300,000, less the amount of Servicing Fees actually collected by Lender during such 12 month period; and (ii) if prepayment occurs after the first 12 month period following the Closing Date, an amount equal to $300,000, less the amount of Servicing Fees actually collected by Lender following the conclusion of the first 12 months following the Closing Date. In the event the seasonal increases to the Maximum Amount are not made pursuant to Section 1.1(b) and Borrower obtains alternate financing and prepays in full all of the Obligations, then the Prepayment Fee shall be equal to fifty percent (50%) of the amount that would otherwise be applicable hereunder. In the event Lender sells the Revolving Credit Loan and all of Lender's rights, title and interest to and under the Loan Documents, then Borrower shall not be obligated to pay a Prepayment Fee following the date such sale is completed if both of the following conditions are satisfied: (i) such sale was made without the consent of Borrower, which consent shall not be unreasonably withheld, and (ii) such sale was not part of a sale of all or a substantial part of Lender's loan portfolio or all or a substantial part of the stock or assets of Lender.

     Borrower acknowledges and agrees that (i) it would be difficult or impractical to calculate Lender's actual damages from early termination of Borrower's right to borrow any moneys or obtain other credit extensions or financial accommodations from Lender under this Agreement pursuant to Section 1.2(c) or Section 7.2, (ii) the Prepayment Fees provided above are intended to be fair and reasonable approximations of such damages, and (iii) the Prepayment Fees are not intended to be penalties.

                                   Schedule D

     5. AUDIT FEES: Borrower will reimburse Lender at the rate of $750 per person per day, plus out of pocket expenses, for the audit reviews, field examinations and collateral examinations conducted by Lender.

                                   Schedule D

                                   SCHEDULE E

                              SCHEDULE OF DOCUMENTS

     The obligation of Lender to make the initial Revolving Credit Advances and extended other credit is subject to satisfaction of the condition precedent that Lender shall have received the following, each, unless otherwise specified below or the context otherwise requires, dated the Closing Date, in form and substance satisfactory to Lender and its counsel:

PRINCIPAL LOAN DOCUMENTS

     1.   Agreement. The Loan and Security Agreement duly executed by Borrower.

     2. Notice of Revolving Credit Advance. An original Notice of Revolving Credit Advance duly executed by a responsible officer of Borrower.

COLLATERAL DOCUMENTS.

     1. Acknowledgment Copies of Financing Statements. Acknowledgment copies of proper Financing Statements (Form UCC-l) (the "Financing Statements") duly filed under the Code in all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect Lender's Lien on the Collateral.

     2. UCC Searches. Certified copies of UCC Searches, or other evidence satisfactory to Lender, listing all effective financing statements which name Borrower(s) (under present name, any previous name or any trade or doing business name) as debtor and covering all jurisdictions referred to in paragraph
(1) immediately above, together with copies of such other financing statements.

     3. Other Recordings and Filings. Evidence of the completion of all other recordings and filings (including UCC-3 termination statements and other Lien release documentation) as may be necessary or, in the opinion of and at the request of Lender, desirable to perfect Lender's Lien on the Collateral and ensure such Collateral is free and clear of other Liens.

     4. Opinion Letter. An opinion letter issued to Lender by outside legal counsel for Borrower acceptable to Lender which shall contain opinions satisfactory to Lender and its legal counsel.

                                   Schedule E

                             THIRD PARTY AGREEMENTS

     1. Collateral Access Agreements. Landlord and Mortgagee Consents. Unless otherwise agreed to in writing by Lender, duly executed landlord and mortgagee waivers and consents from the landlords and mortgagees of all of Borrower's leased or owned locations where Collateral is held, in each case, in form and substance satisfactory to Lender.

     2. Deposit Account Control Agreements. Duly executed Deposit Account Control Agreements.

     3.   Guaranty. Guaranty executed by 3DO-Delaware.

OTHER DOCUMENTS.

     1. Secretary Certificate. A Secretary Certificate in the form of Exhibit G to the Agreement duly completed and executed by the Secretary of each Credit Party executing the Agreement, together with all attachments thereto.

     2. Financial Statements and Projections. Copies of the Financial Statements and Projections, which Projections shall include a capital expenditures budget for Borrower in form and substance satisfactory to Lender.

     3. Insurance Policies. Certified copies of insurance policies described in Section 3.16, together with evidence showing loss payable or additional insured clauses or endorsements in favor of Lender.

     4. Existing Lease Agreements. Copies of any existing real property leases and equipment leases to which Borrower is a party and any other document or instrument evidencing or relating to existing Indebtedness of Borrower, together with all certificates, opinions, instruments, security documents and other documents relating thereto, all of which shall be satisfactory in form and substance to Lender, certified by an authorized officer of Borrower as true, correct and complete copies thereof.

                                   SCHEDULE F

                          ACCOUNTS MANAGEMENT SERVICES

     Lender shall render Account management services to Borrower, including the ledgering of assigned accounts, the performance of the related collection activities and the cash application of the customer payments. The Account management services shall be subject to the following terms and conditions:

     1. All invoices for merchandise sold or services rendered shall be prepared by Borrower and, regardless of whether they are transmitted to Account Debtors via hard copy or electronically, shall bear a notice that they have been assigned to and are payable directly and only to Lender.

     2. Borrower shall electronically transmit to Lender an itemization of its daily sales by invoice number, invoice amount, name (and address if not previously given to Lender), and due date, as and when such sales arise in the ordinary course of business. Borrower shall furnish Lender with copies of all invoices within twenty-one (21) days from the earlier of the invoice date or shipping date, accompanied by duly executed confirmatory assignment schedules, original shipping or delivery receipts, and such other information or documents as Lender in its reasonable discretion may request from time to time.

     3. Lender shall from time to time notify customers or Account Debtors of Borrower that the Accounts have been assigned to Lender and that Lender has a security interest therein. Lender shall collect the Accounts directly from the Account Debtors in a manner consistent with the collection practices generally employed by Lender for the benefit of Lender's clients.

     4. Lender, based upon Borrower's daily sales journal reports, shall ledger such sales on its books and records.

     5. Borrower agrees to notify Lender immediately of all returns and allowances and of all disputes with and claims made by Account Debtors and, so long as no Event of Default has occurred and is continuing, to adjust all such claims and disputes at its own expense, and Borrower shall promptly issue credit memoranda, as appropriate.

     6. If any remittances are made directly to Borrower on account of any Accounts, Borrower shall immediately notify Lender of such receipt, Borrower shall act as trustee of an express trust for Lender's benefit in accordance with the terms of this Agreement, and deliver the same to Lender forthwith in kind for Lender to administer in accordance with the terms hereof. Borrower and/or such designee as Borrower may from time to time appoint are hereby appointed Borrower's attorney-in-fact to endorse Borrower's name on any and all checks or other forms of remittances received by Lender where such endorsement is required to effect collection; this power, being coupled with an interest, is irrevocable for so long as this Agreement shall remain in effect and so long thereafter as is necessary to collect Accounts that are outstanding on the termination date of this Agreement.

                                   SCHEDULE F

                                   SCHEDULE G

                              FINANCIAL COVENANTS*

     1. Minimum Net Worth. Borrower will maintain its Net Worth, determined as at the end of each month, at an amount not less than the amount set forth opposite such date:

               Date                                Minimum Net Worth

               May 31, 2002                           $21,000,000
               June 30, 2002                          $27,500,000
               July 31, 2002                          $26,000,000
               August 31, 2002                        $26,000,000
               September 30, 2002                     $26,000,000
               October 31, 2002                       $30,000,000
               November 30, 2002                      $30,000,000
               December 31, 2002                      $29,000,000
               January 31, 2003                       $29,000,000
               February 28, 2003                      $32,000,000
               March 31, 2003                         $32,000,000

     2. Maximum Debt to Net Worth Ratio. Borrower will maintain its Debt to Net Worth Ratio, determined as of the end of each month, at not more than at not more than 0.91 to 1.00.

     3. Minimum Current Ratio. Borrower will maintain its Current Ratio, determined as of the end of each month, at not more than at not more than 2.2 to 1.00.

     4. Minimum Rolling 90 Days Net Sales (Determined Monthly). Borrower will achieve during each period described below, Net Sales, measured as of the end of each month on a rolling 90 day basis, of not less than the amount set forth opposite such period:

               Rolling 90 Day Period              Minimum Net Sales
                      Ending

               June 30, 2002                          $ 8,242,000
               July 31, 2002                          $ 7,798,000
               August 31, 2002                        $ 7,023,000
               September 30, 2002                     $ 9,003,000
               October 31, 2002                       $11,338,000
               November 30, 2002                      $14,557,000
               December 31, 2002                      $ 9,212,000
               January 31, 2003                       $ 7,938,000
               February 28, 2003                      $15,641,000


_______________

* In the event that Borrower's CPA determines that the $5,800,000 extraordinary item for rent forgiveness disclosed to Lender should be accounted for differently from the projections previously provided to Lender, then the Financial Covenants shall be recalculated by Lender on a pro forma basis.

                                   Schedule G
                                       1

               March 31, 2003                         $23,479,000

     5. Minimum Rolling 90 Days Net Income (Determined Monthly). Borrower will achieve during each period described below, Net Income, measured as of the end of each month on a rolling 90 day basis, of not less than the amount set forth opposite such period:

               Rolling 90 Day Period                  Minimum Net Income
                     Ending

               June 30, 2002                          ($434,000)
               July 31, 2002                          ($877,000)
               August 31, 2002                        (1,109,000)
               September 30, 2002                     (1,936,000)
               October 31, 2002                       (742,000)
               November 30, 2002                      $   410,000
               December 31, 2002                      ($1,324,000)
               January 31, 2003                       ($1,407,000)
               February 28, 2003                      $ 1,087,000
               March 31, 2003                         $ 1,522,000

     6. Maximum Rolling 90 Days Advances (Determined Monthly). The maximum amount of Revolving Credit Advances shall not exceed, measured as of the end of each month on a rolling 90 day basis, the amount set forth opposite such period:

               Rolling 90 Day Period                 Maximum Rolling 90
                      Ending                            Day Advances

              July 31, 2002                           $ 3,923,000
               August 31, 2002                        $10,934,000
               September 30, 2002                     $16,368,000
               October 31, 2002                       $14,250,000
               November 30, 2002                      $13,619,000
               December 31, 2002                      $12,659,000
               January 31, 2003                       $15,240,000
               February 28, 2003                      $16,229,000
               March 31, 2003                         $20,802,000

     7. Additional Equity. Borrower shall receive additional equity investments/subordinated debt of $4,600,000 on or before October 1, 2002. In addition, Borrower shall receive additional equity as the result of the exercise of stock options and employee stock purchases of amounts not less than $200,000 on or before August 31, 2002, $200,000 on or before February 28, 2003, and $650,000 on or before March 31, 2003.

     8. Dilution. At no time during the term of this Agreement shall Dilution of Borrower's Accounts exceed 35% on a rolling 180 day basis.

                                   Schedule G
                                       2